Exhibit 99.1

Media Contact:	Investor Contact:
Arthur House, 203-578-2391	Terry Mangan, 203-578-2318
ahouse@websterbank.com	tmangan@websterbank.com

WEBSTER ANNOUNCES PRELIMINARY SECOND QUARTER 2008 FINANCIAL INFORMATION

WATERBURY, Conn., July 10, 2008 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced preliminary information regarding second quarter 2008 financial results. Second quarter results are expected to reflect the following pre-tax charges:

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An expected $25 million provision for credit losses for the continuing portfolios. Net charge-offs are estimated to total $11.5 million for the continuing loan portfolios. As a result, the allowance to total loans in the continuing portfolios will be an estimated 1.30 percent at June 30, 2008, or 9 basis points higher than at March 31, 2008.

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An expected $14.5 million write-down for other-than-temporary impairment of certain investment securities classified as available for sale and an expected $1.1 million write-down in value of direct investments.

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An expected $12.5 million in other charges consisting of $7.7 million of previously disclosed amounts related to the OneWebster earnings optimization initiative and $4.8 million in other charges, including $1.6 million in severance and other expenses related to early retirement and other executive changes.

“These charges, both cash and non-cash in nature, reflect the current challenging environment for financial institutions. We are taking aggressive and timely action to best position Webster to manage effectively through this economic cycle. Webster continues to have capital ratios well in excess of regulatory levels required to be ‘well capitalized’,” stated Chairman and Chief Executive Officer Jim Smith.

The expected provision for credit losses of $25.0 million in the second quarter, while higher than previously anticipated, is a result of increased levels of nonperforming loans and to build reserve levels given continued economic uncertainty. Net charge-offs are estimated to total $11.5 million for the continuing portfolios. Factoring in the provision, the allowance for credit losses for the continuing portfolios is expected to be 1.30 percent at June 30, 2008, or 9 basis points higher than at March 31, 2008.

Nonperforming assets in the continuing portfolios are expected to increase by $68.8 million from March 31, 2008 to $182.1 million at June 30, 2008. The expected increase in nonperforming assets is primarily driven by six commercial credits, of which four are residential development loans aggregating $37.1 million.

The expected $14.5 million write-down in investment securities classified as available for sale results from the company’s quarterly testing for other-than-temporary impairments. The quarterly testing is based on management’s review of various factors, including the extent and duration of unrealized losses.

Webster is also in the process of evaluating all of the goodwill associated with its reporting units. The stock prices of many financial services companies, including Webster, declined during the first half of 2008, and have continued to do so to date in the third quarter. As a result of these conditions, Webster may upon completion of its analysis incur impairment charges to reduce the carrying amount of goodwill. Such a charge is non-cash in nature and would not affect Webster’s liquidity, tangible equity or regulatory capital ratios. Webster expects to provide the results of this analysis as part of its second quarter earnings release on July 22, 2008.

Webster will issue its earnings release for the second quarter of 2008 on Tuesday, July 22, 2008 at approximately 8:00 a.m. EDT. A conference call in listen-only mode to discuss the earnings release will take place at 9:00 a.m. EDT on the same day. Details for the conference call are as follows:

Dial-in Number:	877-407-8289 or 201-689-8341 for international callers.

Webcast:	Via Webster’s website at www.wbst.com.

Web Replay:	Will be available shortly after the call’s completion at www.wbst.com.

Telephone Replay:	Will be available for one week, beginning at 11:00 a.m. (EDT) on Tuesday, July 22, 2008.

Replay Number:	877-660-6853 or 201-612-7415 for international callers. The replay account number is 295, and the replay conference number is 289650.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about Webster Financial Corporation’s (“Webster” or “WBS”) future financial condition, operating results, cost savings and accretion to reported earnings that may be realized from mergers and acquisitions, management’s expectations regarding future growth opportunities and business strategy and other statements contained in this presentation that are not historical facts, as well as other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Webster’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; (2) the interest rate environment may compress margins and adversely affect net interest income; (3) increases in competitive pressures among financial institutions and businesses offering similar products and services; (4) higher defaults on our loan portfolio than we expect; (5) changes in management’s estimate of the adequacy of the allowance for loan losses; (6) the risks associated with continued diversification of assets and adverse changes to credit quality; (7) difficulties associated with achieving expected future financial results; (8) legislative or regulatory changes or changes in accounting principles, policies or guidelines; (9) management’s estimates and projections of interest rates and interest rate policy; and (10) cost savings and accretion to earnings from mergers and acquisitions may not be fully realized or may take longer to realize than expected. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Webster’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Webster cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Except as required by law, Webster does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

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Webster Financial Corporation is the holding company for Webster Bank, National Association. Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 484 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.WebsterOnline.com.